EXHIBIT 4

                            [FACE OF SECURITY]


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN
CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THE NOTES ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                       REGISTERED

NO. SUB-1
CUSIP NO. 679833 AB9                                           $100,000,000


                      OLD KENT FINANCIAL CORPORATION

                6-5/8% SUBORDINATED NOTE DUE NOVEMBER 15, 2005


          Old Kent Financial Corporation, a Michigan corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., c/o The Depository Trust Company, 55 Water Street, New York, New York 10041, or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on November 15, 2005 (the "Stated Maturity Date"), and to pay interest thereon semi-annually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on May 15, 1996, at the rate of 6-5/8% per annum, until the principal hereof is paid or duly provided for. The interest so payable and punctually paid on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the May 1 or November 1 (whether or not a Business Day (as defined below)), as the case may be (each, a "Regular Record Date"), immediately preceding such Interest Payment Date. Any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted
Interest to be fixed by the Company, notice whereof shall be given to the Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. The principal of this Note payable on the Stated Maturity Date will be paid against presentation hereof at the Corporate Trust Office of the Trustee referred to on the reverse hereof.

          Interest payments for this Note will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including November 16, 1995, if no interest has been paid or duly provided for with respect to this Note) to but excluding such Interest Payment Date or the Stated Maturity Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date falls on a day that is not a Business Day, principal and/or interest payable with respect to such Interest Payment Date or the Stated Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Stated Maturity Date, as the case may be, to such next succeeding Business Day. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York are not required or authorized by law, regulation or executive order to close.

          All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions for subordination of the payment of the principal of and interest on the Notes to the prior payment in full of all Senior Indebtedness. Such further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.




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          This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.


          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                              OLD KENT FINANCIAL CORPORATION
[SEAL]

                              By ________________________________________
Attest:                            Name:
                                   Title:

By  _______________________
     Name:
     Title:

Dated:



                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   BANKERS TRUST COMPANY,
                                     as Trustee




                                   By ___________________________
                                      Authorized Signatory













                       -3-
                           [REVERSE OF SECURITY]


                      OLD KENT FINANCIAL CORPORATION

                6-5/8% SUBORDINATED NOTE DUE NOVEMBER 15, 2005


          This Note is one of the duly authorized subordinated debt securities of the Company (collectively, the "Securities") issued and to be issued in one or more series under the Subordinated Indenture, dated as of November 1, 1995 (the "Indenture"), between the Company and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated by its title on the face hereof (collectively, the "Notes"), such series being limited in aggregate principal amount to $100,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

          The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of and (premium, if any, and) interest on all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee in his/her behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee as his/her attorney-in-fact for such purpose.

          The Notes will not be subject to redemption or repayment prior to the Stated Maturity Date or to any sinking fund.

          If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes at the time Outstanding may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in

                       -4-
aggregate principal amount of the Securities of each series affected thereby at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his/her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations having the same terms and conditions and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination having the same terms and conditions, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Notes are issuable and transferable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples in excess thereof.

          Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                       -5-
          No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.









































                       -6-
                               ABBREVIATIONS


          The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


     UNIF GIFT MIN ACT --  ________________________________________________
                                        (Cust)


          Custodian  ______________________________________________________
                                        (Minor)


                    Under Uniform Gifts to Minors Act


                     _______________________________________
                                  (State)


     TEN COM   --   as tenants in common
     TEN ENT   --   as tenants by the entireties
     JT TEN    --   as joint tenants with right of survivorship and not as
                    tenants in common



     Additional abbreviations may also be used though not in the above list.



                           _______________________________________________














                       -7-

                                ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


     Please insert Social Security Number or other Identifying Number of
Assignee:


     ______________________________________________________________________


     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
     ASSIGNEE.


     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________


     the within Note and all rights thereunder, hereby irrevocably constituting and appointing

     ______________________________________________________________________

     attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Date:  __________________     _____________________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.


                              SIGNATURE GUARANTEE

                              _____________________________________________








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